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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.




                             FORM 8-K

                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                         January 16, 1996




                    ENSERCH EXPLORATION, INC.
      (Exact name of Registrant as specified in its charter)




     Texas                1-11413                  75-2556975
(State or other        (Commission              (I.R.S. Employer
jurisdiction of        File Number)           Identification No.)
 incorporation)



4849 Greenville Ave., Suite 1500, Dallas, Texas        75206-4186
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including Area Code:  214-369-7893





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ITEM 5.  Other Events

     A. Set forth below in their entirety are news releases issued by Enserch Exploration, Inc. on January 16, 1996:

     ENSERCH EXPLORATION ANNOUNCES
     RESULTS OF GREEN CANYON 254 WELL

          DALLAS, TEXAS  (January 16, 1996)--Enserch
     Exploration, Inc. (NYSE--"EEX") has drilled and tested a third well at Green Canyon 254, the Allegheny Project, in the deep water of the Gulf of Mexico.

          The OCS-G 7049 No. 5 confirmation well, drilled in 3,300 feet of water to a total depth of 15,066 feet, encountered 180 feet of pay. A limited well test from the lowest 30 feet of sand flowed at a rate of 3,000 barrels of oil equivalent per day on a 20/64-inch choke with 3,300 pounds of tubing pressure and verified the extent of the oil column.

          "We drilled the #5 structurally up-dip from the earlier discoveries to verify our expectations on the size of this field. This well further supports the estimated gross reserves of 111 million equivalent barrels DeGolyer and MacNaughton has attributed to this project," said David W. Biegler, chairman of Enserch Exploration.

          The well is being temporarily abandoned for later completion and the rig is moving to a surface location on Block 298. If successful, that well will extend the proven limits of the field 3,000 feet to the south.

          Enserch Exploration is the operator of the Green Canyon project, and owns a 40% working interest. Mobil Exploration & Producing U.S. Inc., an affiliate of Mobil Corporation, owns a 40% working interest and Reading & Bates owns 20%.

          Enserch Exploration, Inc. is a natural gas and oil exploration and production company with activities focused in Texas and the Gulf of Mexico.

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     ENSERCH EXPLORATION ANNOUNCES
     DEVELOPMENTS AT GARDEN BANKS 388

          DALLAS, TEXAS (January 16, 1996)--Enserch
     Exploration, Inc. (NYSE--EEX) announces that the SB-2 well at Garden Banks Block 387 has reached total depth and encountered over 160 feet of pay in two zones. This well, along with the discovery well SB-1, is being completed and will be tied back to the floating production system on Block 388, three miles away.

          Further, the A-1 well at Garden Banks 388, the Cooper project, the first well drilled from the floating production system, is drilling ahead below 5,800 feet. The planned total depth of the well is 11,448 feet.

          Current gross production from the initial two wells on Garden Banks 388 is now averaging 4,000 barrels of oil equivalent per day. Development wells will be completed and brought on production throughout 1996. First production from the Block 387 wells is expected in May, some two months later than originally predicted due to sidetracking the SB-2 well.

          Enserch Exploration is the operator and owns 60% of the Garden Banks project. Mobil Exploration & Producing
     U.S. Inc. owns the remaining 40%.

          Enserch Exploration, Inc. is a natural gas and oil exploration and production company with activities focused in Texas and the Gulf of Mexico.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Enserch Exploration, Inc.



Date: January 16, 1996        By:      /s/ A. E. Gallatin
                                          A. E. Gallatin
                                   Vice President and Treasurer